CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated May 29, 2012 on Dreyfus Midcap Core Fund for the fiscal year ended March 31, 2012 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-106576  and 811-21386) of Dreyfus Manager Funds I.

                                                                                                ERNST & YOUNG LLP

New York, New York

July 25, 2012